Exhibit 99.7


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                           MATRIX PHARMACEUTICAL, INC.
                        1991 DIRECTORS STOCK OPTION PLAN



                     AS AMENDED AND RESTATED MARCH 19, 1997


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                                    ARTICLE I

                               GENERAL PROVISIONS

PURPOSES OF THE PLAN

     This 1991 Directors Stock Option Plan (the "Plan") is intended to promote the interests of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), by offering non-employee members of the Board of Directors the opportunity to participate in a special stock option program designed to provide them with significant incentives to remain in the service of the Corporation.

ELIGIBILITY

     A. Each non-employee member of the Corporation's Board of Directors (the "Board") shall be eligible to receive automatic option grants pursuant to the provisions of Article II below.

     B. In addition to the automatic option grants to be made pursuant to the provisions of Article II below, non-employee Board members shall also be eligible to receive option grants or stock issuances under the Corporation's 1988 Restricted Stock Plan or any other stock plan of the Corporation or its Parent or Subsidiary corporations.

STOCK SUBJECT TO THE PLAN

     A. The stock issuable under the Plan shall be shares of the Corporation's common stock ("Common Stock"). Such shares may be made available from authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Corporation. The aggregate number of issuable shares of Common Stock shall not exceed 592,858(1) shares, subject to adjustment from time to time in accordance with subparagraph D below. Such share reserve reflects the 2.1-for-1 reverse stock split of the outstanding Common Stock effected in January 1992.

     B. Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grants under this Plan. Shares subject to any option cancelled in accordance with the automatic cancellation provisions of the Plan shall not be available for reissuance under the Plan.

-------------

(1) Includes (i) the 200,000-share increase authorized by the Board on May 24, 1994 and approved by the stockholders at the 1995 Annual Meeting and (ii) the 250,000-share increase authorized by the Board on March 19, 1997, subject to stockholder approval at the 1997 Annual Meeting.


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     C. Should the total number of shares at the time  available for grant under the Plan not be sufficient for the automatic grants to be made at that particular time to the non-employee Board members, then the available shares shall be allocated proportionately among all the automatic grants to be made at that time.

     D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will be made to (i) the aggregate number and/or class of shares of securities available for issuance under the Plan, (ii) the number and/or class of securities to be made the subject of each subsequent automatic grant and
(iii) the number and/or class of securities purchasable under each outstanding option and the exercise price payable per share in order to prevent the dilution or enlargement of benefits thereunder.

VALUATION

     For purposes of establishing the option price and for all other valuation purposes under the Plan, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following rules:

         (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers, Inc. on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

         (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange serving as the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                                       2.

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PARENT AND SUBSIDIARY CORPORATIONS

     A. A corporation shall be deemed to be a Parent of the Corporation if it is one of the corporations (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation (other than the Corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     B. A corporation shall be deemed to be a Subsidiary of the Corporation if it is one of the corporations (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of the Corporate Transaction provisions of the Plan, the term "Subsidiary" shall also include any partnership, joint venture or other business entity of which the Corporation owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

                                       3.

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                                   ARTICLE II

                             AUTOMATIC GRANT PROGRAM

GRANT DATES

     A. Initial Grant. Each individual who initially becomes a non-employee Board member at any time on or after the May 24, 1994 effective date of this plan restatement, whether through election at an Annual Stockholders Meeting or through appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 40,000 shares of Common Stock upon the terms and conditions of this Article II, provided such individual has not previously served as an employee of the Corporation or any Parent or Subsidiary of the Corporation.

     B. Annual Grant. On the date of each Annual Stockholders Meeting beginning with the first Annual Stockholders Meeting held after the May 24, 1994 effective date of this plan restatement, each individual who is re-elected as a non-employee member of the Board at such Annual Stockholders Meeting (including individuals who were initially elected as non-employee Board members prior to May 24, 1994) shall receive an automatic option grant under the Plan for 3,000 shares of Common Stock, provided such individual has been a member of the Board for at least six (6) months.

     C. Special Grants. The following special option grants shall be made under the Plan:

               1. Each individual who was not eligible to receive an initial option grant under the Plan for 23,810 shares of Common Stock when the Plan originally became effective on January 28, 1992 shall, in connection with the subsequent cessation of his affiliation with the venture capital fund or other investment entity or corporate partner with which he was affiliated on such earlier effective date, receive a special stock option grant for 40,000 shares of Common Stock on the later of (i) the May 24, 1994 effective date of this plan restatement or (ii) the date upon which such affiliation ceases. Such individual, however, shall not be eligible to receive his or her next 3,000- share annual option grant until the first Annual Stockholders Meeting held more than six (6) months after the date of his or her special 40,000-share grant hereunder.

               2. Each individual who receives his or her initial automatic option grant under Paragraph A of this Grant Dates section at a time when such individual is otherwise contractually committed to transfer the economic benefit of that grant and each subsequent grant to the venture capital fund or other investment entity or corporate partner with which he or she is affiliated, whether as partner, principal, stockholder or employee, and who subsequently

                                       4.

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     ceases  to be  affiliated  with  the  venture  capital  fund or  other investment entity or corporate partner shall, immediately upon such cessation of affiliated status, receive a second stock option grant for 40,000 shares of Common Stock. Such individual, however, shall not be eligible to receive his or her next 3,000-share annual option grant until the first Annual Stockholders Meeting held more than six (6) months after the date of his or her special 40,000-share grant hereunder.

     All non-employee Board members will be eligible for a special option grant in accordance with the foregoing criteria, whether they first joined the Board before or after the May 24, 1994 effective date of this plan restatement.

     D. The 40,000-share limitation on the initial and special automatic option grants and the 3,000-share limitation on the automatic option grants to be made annually to each non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of Article I.

TERMS AND CONDITIONS OF GRANT

     Each option granted in accordance with the automatic grant provisions of this Plan shall be evidenced by an instrument in the form of the prototype non-statutory stock option agreement attached to the Plan as Exhibit A. Accordingly, each such automatic grant shall be subject to the following terms and conditions:

1.       Option Price.

         The option price per share shall be one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

2.       Term and Exercisability of Options.

         a. Initial Grant. Provided the optionee continues as a Board Member, each initial automatic option grant under Paragraph A of the Grant Dates section shall become exercisable for one or more of the option shares in three (3) successive annual installments as follows:

               (i) The first installment equal to one-third of the total option shares shall become exercisable on the first anniversary of the grant date, provided optionee attends all of the regularly-scheduled Board meetings held during the one-year period measured from the grant date. To the extent that optionee attends less than all of such meetings, the option shall lapse as to the number of shares determined by multiplying one-third of the total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during such one-year period and

                                       5.

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     the  denominator  of which is the total number of such  meetings  held during that period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

               (ii) The second installment equal to an additional one-third of the total option shares shall become exercisable on the second anniversary of the grant date, provided optionee attends all of the regularly-scheduled Board meetings held during the one-year period measured from the first anniversary of the grant date. To the extent that optionee attends less than all of such meetings, the option shall lapse as to the number of shares determined by multiplying one-third of the total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during the applicable one-year period and the denominator of which is the total number of such meetings held during such period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

               (iii) The third installment equal to the final one-third of the total option shares shall become exercisable on the third anniversary of the grant date, provided optionee attends all of the regularly-scheduled Board meetings held during the one-year period measured from the second anniversary of the grant date. To the extent that optionee attends less than all of such meetings, the option shall lapse as to the number of shares determined by multiplying one-third of the total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during the applicable one-year period and the denominator of which is the total number of such meetings held during such period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

     As the option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term.

         b. Annual Grant. Each annual option grant under Paragraph B of the Grant Dates section shall become exercisable in its entirety one (1) year after the grant date, provided optionee attends all of the regularly-scheduled Board meetings held during that one-year period. To the extent that optionee attends less than all of such meetings, the option shall lapse as to the number of shares determined by multiplying the number of total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during the applicable one-year period and the denominator of which is the total number of such meetings held during such period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee. To the extent the option becomes exercisable for one or more

                                       6.

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option shares,  such option shall remain  exercisable  for such shares until the expiration or sooner termination of the option term.

         c. Special Grant. Provided the optionee continues as a Board Member, any special automatic option grant made to that individual under Paragraph C of the Grant Dates section (the "Special Option") shall become exercisable for the option shares in accordance with the following provisions:

               - One-third of the total option shares shall become exercisable upon the later of (i) the first anniversary of the grant date of his or her initial automatic option grant under Paragraph A of the Grant Dates section ("the Initial Grant Date") or (ii) the grant date of the Special Option, provided that in either event the optionee attended all of the regularly-scheduled Board meetings held during the one-year period measured from the Initial Grant Date. To the extent that optionee attended less than all of such meetings, the option shall immediately lapse as to the number of shares determined by multiplying one-third of the total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during such one-year period and the denominator of which is the total number of such meetings held during that period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

               - An additional one-third of the total option shares shall become exercisable upon the later of (ii) the second anniversary of the Initial Grant Date or (ii) the grant date of the Special Option, provided optionee attended all of the regularly-scheduled Board meetings held during the one-year period measured from the first anniversary of the Initial Grant Date. To the extent that optionee attended less than all of such meetings, the option shall immediately lapse as to the number of shares determined by multiplying one-third of the total option shares by a fraction, the numerator of which is the number of such meetings which the optionee did not attend during the applicable one-year period and the denominator of which is the total number of such meetings held during such period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

               - The final one-third of the total option shares shall become exercisable upon the later of (i) the third anniversary of the Initial Grant Date or (ii) the grant date of the Special Grant, provided optionee attended all of the regularly-scheduled Board meetings held during the one-year period measured from the second anniversary of the Initial Grant Date. To the extent that optionee attended less than all of such meetings, the option shall immediately lapse as to the number of shares determined by multiplying

                                       7.

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     one-third of the total option  shares by a fraction,  the numerator of which is the number of such meetings which the optionee did not attend during the applicable one-year period and the denominator of which is the total number of such meetings held during such period. Any option shares as to which the option lapses shall no longer be subject to such option or otherwise available for purchase by the optionee.

         For any special option grant made under Paragraph C.1 of the Grant Dates section to an individual who did not in fact receive an initial automatic option grant on the original effective date of the Plan, the foregoing schedule shall be adjusted so that the term "Initial Grant Date" shall mean the original January 28, 1992 effective date of the Plan, even though such individual did not receive an initial automatic option grant at that time.

         As the Special Option becomes exercisable for one or more installments of the option shares, the installments shall accumulate, and the Special Option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term.

     d. Term. Each outstanding option under the Plan held by an individual serving as a non-employee Board Member on January 1, 1997 and each option granted under the Plan on or after January 1, 1997 shall have a term of ten (10) years measured from the automatic grant date, whether or not the optionee continues to serve as a Board Member, subject to earlier termination in connection with a Corporate Transaction or Hostile Take- Over as hereinafter provided.

3.       Exercise of Option.

         Upon exercise of the option, the option price for the purchased shares shall become immediately payable in one of the alternative forms specified below:

               (i) cash or check payable to the Corporation's order; or

               (ii) shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the date of exercise; or

               (iii) any combination of the foregoing so long as the total payment equals the aggregate option price for the purchased shares; or

               (iv) payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a Corporation-designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the

                                       8.

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     aggregate  option  price  payable  for the  purchased  shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II)
     shall   provide   directives  to  the   Corporation   to  deliver  the
     certificates for the purchased shares directly to such broker-dealer.

4.       Limited-Transferability.

         The option may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Corporation may deem appropriate. Should the optionee die while holding the option, then that option shall be transferred in accordance with the optionee's will or the laws of descent and distribution.

5.       Effect of Termination of Board Membership.

         a. Should the optionee cease to serve as a Board Member for any reason (other than death) while holding an automatic option grant under this Article II, then such optionee shall have until the expiration of the ten (10)-year option term in which to exercise such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such optionee's cessation of Board service. However, the option shall, immediately upon the optionee's cessation of service as a Board Member, terminate and cease to be outstanding for any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

         b. Should an optionee die while serving as a Board Member, then any outstanding automatic grant held by the optionee at the time of death may be subsequently exercised, for any or all of the shares at the time subject to that option, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The option shall remain so exercisable until the expiration of the ten (10)-year option term.

         c. Each automatic option grant shall terminate and cease to remain exercisable for any of the option shares upon the expiration of the ten
(10)-year option term, subject to earlier termination upon a Corporate Transaction or Hostile Take-Over as hereinafter provided.

                                       9.

         d. For purposes of the Plan, the optionee shall be deemed to serve as a Board Member for so long as he or she continues to serve as a member of the Board or Directors or as a member of the board of directors of any Parent or Subsidiary of the Corporation.

6.       Stockholder Rights.

         An option holder shall have none of the rights of a stockholder with respect to any shares covered by the automatic grant until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares.

7. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Statutory Stock Option Agreement attached as Exhibit A to the Plan.

CORPORATE TRANSACTION

     A.  In  the  event  of  any  of  the  following  transactions   ("Corporate
Transaction"):

               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation; or

               (ii) a sale of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation; or

               (iii) any reverse merger in which the Corporation is the surviving entity but in which all of the Corporation's outstanding voting stock is transferred to the acquiring entity or its wholly-owned subsidiary;

                  then each automatic option grant at the time outstanding under the Plan and not otherwise at the time fully exercisable shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately following the consummation of such Corporate Transaction, all outstanding options under this Plan shall terminate and cease to be exercisable, except to the extent assumed by the successor corporation or its parent company.

                  B. To the extent one or more options understanding under the Plan at the time of the Corporate Transaction are assumed by the successor corporation or its parent company, then each of those options shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the option holder in the consummation of such Corporate

                                       10.

Transaction had that option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price shall remain the same.

                  C. The automatic grants in effect under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

CHANGE IN CONTROL/HOSTILE TAKEOVER

                  A. Each automatic option grant outstanding under the Plan at the time of a Change in Control of the Corporation shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term.

                  B. Upon the occurrence of a Hostile Take-Over, each automatic option grant at the time outstanding under the Plan shall automatically be cancelled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made to the option holder within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this 1997 restatement of the Plan shall constitute pre-approval of each option subsequently granted with such a automatic cancellation provision and the subsequent cancellation of that option in accordance with the provisions of this Paragraph B. No additional approval of the Board shall be required at the time of the actual option cancellation and cash distribution.

                  C. For purposes of this Article II, the following definitions shall be in effect:

                           A Change in Control shall be deemed to occur if:

                                   (i)  any  person  or  related  group  of
     persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than forty percent (40%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

                                       11.

                                   (ii)   there   is  a   change   in   the
     composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause
     (A) who were still in office at the time such election or nomination was approved by the Board.

                           A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than forty percent (40%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

                           The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of the option cancellation or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                  D. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent issuance under this Plan.

                                       12.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

AMENDMENT OF THE PLAN

                  The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect any rights and obligations with respect to any stock options at the time outstanding under the Plan unless the optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan was adopted by the Board in December 1991 and approved by the Corporation's stockholders in January 1992. The Plan became effective on January 28, 1992, the date when the Common Stock first became subject to the registration requirements of Section 12 of the Securities Exchange Act of 1934. The Plan was subsequently amended on March 31, 1992. On May 24, 1994, the Plan was restated, subject to stockholder approval at the 1995 Annual Meeting, to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 200,000 shares, (ii) increase the number of shares for which an initial automatic option grant is to be made under Paragraph A of the Grant Dates section from 23,810 shares to 40,000 shares and the number of shares for which the annual automatic option grants are to made under Paragraph B of the Grant Dates section from 2,858 shares to 3,000 shares each, (iii) provide for a special 40,000-share option grant to each non-employee Board member upon his or her subsequent cessation of affiliate status with any venture capital fund or other investment entity or corporate partner with which he or she was affiliated at the time the Plan originally became effective on January 28, 1992 or which required him or her to transfer to such entity the economic benefit of any previous option grants to such individual and (iv) effect certain additional changes to the Plan to clarify the benefits available to participants. Nothing in the May 24, 1994 restatement shall have any effect or impact upon any prior option grants made under the Plan, and those prior option grants shall continue to be governed by the terms and provisions of the option agreements evidencing those grants.

                  B. The Plan was amended and restated by the Board on March 19, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 342 858 shares to 592,858 shares, (ii) allow each outstanding option under the Plan held by an individual serving as a non-employee Board Member on January 1, 1997 and each option granted under the Plan on or after January 1, 1997 to remain outstanding as to any otherwise exercisable option shares for the full ten (10)-year option term, whether or not the optionee continues to serve as a Board Member, and (iii) effect a series of changes to

                                       13.

the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement is subject to stockholder approval at the 1997 Annual Meeting, and no option grants made on the basis of the 250,000-share increase shall become exercisable in whole or in part unless and until the 1997 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then any options granted on the basis of the 250,000-share increase shall terminate without ever becoming exercisable for those shares, and no further option grants shall be made on the basis of such share increase. In addition, all options outstanding under the Plan on or after January 1, 1997 will remain subject to a maximum twelve (12)-month exercise period following the optionee's cessation of Board service. In the absence of such stockholder approval, option grants shall, however, continue to be made pursuant to the provisions of the Automatic Option Grant Program in effect under the Plan immediately prior to the 1997 Restatement. All option grants made prior to the 1997 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1997 Restatement (other than the extension of the post-service exercise period) shall be deemed to modify or in any way affect those outstanding options or issuances.

                  C. The Plan shall terminate upon the earliest to occur of (i) December 2, 2001 unless sooner terminated by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the automatic grants made hereunder or (iii) the date on which all outstanding options are cashed-out in connection with the Hostile Takeover provisions of the Plan. If the date of termination is determined under clause (i) above, then any option grants outstanding on such date shall not be affected by the termination of the Plan and shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

CASH PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to the automatic grants made under the Plan shall be used for general corporate purposes.

REGULATORY APPROVALS

                  The implementation of the Plan, the granting of any option hereunder, and the issuance of Common Stock upon the exercise of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

                                       14.

NO IMPAIRMENT OF RIGHTS

                  Nothing in this Plan or any automatic grant made pursuant to the Plan shall be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or its stockholders to remove any optionee from service on the Board at any time in accordance with the provisions of applicable law.

                                       15.

                                    EXHIBIT A